United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report:  May 14, 2019
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 15, 2019, following approval by the stockholders of Realty Income Corporation (the “Company”) on May 14, 2019 at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”), the Company filed Articles of Amendment, which amended the Company’s charter, to increase the number of authorized shares of the Company’s common stock to 740,200,000 (the “Charter Amendment”).  On May 15, 2019, the Charter Amendment took effect upon its filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland.  The Charter Amendment is attached as Exhibit 3.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders
(a) On May 14, 2019, the Company held the Annual Meeting. As of the close of business on March 14, 2019, the record date for the Annual Meeting, there were 303,800,262 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.
(b) The results of the matters voted upon at the Annual Meeting were as follows:
Proposal 1 considered at the Annual Meeting was the election of nine director nominees, with each to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.
All of management’s nominees for directors as listed in the proxy statement were elected with the following share vote:

	Voted For	Voted Against	Abstentions	Broker Non-Votes
Kathleen R. Allen, Ph.D.	198,433,769	4,249,040	540,016	73,725,593
A. Larry Chapman	201,960,081	679,264	583,480	73,725,593
Reginald H. Gilyard	201,771,115	861,648	590,062	73,725,593
Priya Cherian Huskins	200,189,368	2,477,969	555,488	73,725,593
Gerardo I. Lopez	201,500,537	1,143,223	579,065	73,725,593
Michael D. McKee	196,918,567	5,724,845	579,413	73,725,593
Gregory T. McLaughlin	199,970,813	2,668,141	583,871	73,725,593
Ronald L. Merriman	197,773,504	4,857,467	591,854	73,725,593
Sumit Roy	200,929,861	1,701,278	586,549	73,725,593
Proposal 2 considered at the Annual Meeting was the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.  This proposal was approved, with 270,390,994 shares voted for, 5,583,573 shares voted against, and 973,851 shares representing abstentions. No broker non-votes resulted from the vote on this proposal.
Proposal 3 considered at the Annual Meeting was the approval, on an advisory basis, of the compensation of the Company’s named executive officers. This proposal was approved, with 191,264,154 shares voted for, 10,511,778 shares voted against, 1,446,893 shares representing abstentions and 73,725,593 shares representing broker non-votes.
Proposal 4 considered at the Annual Meeting was the approval of an amendment to the Company’s Charter to increase the number of authorized shares of common stock from 370,100,000 to 740,200,000. This proposal was approved, with 260,719,998 shares voted for, 14,128,852 shares voted against, 2,099,568 shares representing abstentions. No broker non-votes resulted from the vote on this proposal.
Proposal 5 considered at the Annual Meeting was the ratification, on an advisory basis, of the amendment to the Company’s Bylaws to permit stockholders to propose binding amendments to the Company’s Bylaws. This proposal was approved, with 130,203,213 shares voted for, 71,910,636 shares voted against, 1,108,976 shares representing abstentions and 73,730,730 shares representing broker non-votes.
(c) Not applicable
(d) Not applicable

Item 9.01    Financial Statements and Exhibits
(d) Exhibits
3.1 Articles of Amendment, dated May 14, 2019, of Realty Income Corporation.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Amendment, dated May 14, 2019, of Realty Income Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2019	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary